CONFLICT MINERALS REPORT OF HEWLETT PACKARD ENTERPRISE
PURSUANT TO RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934
Hewlett Packard Enterprise Company (“HPE”) presents this Conflict Minerals Report for the reporting period of January 1, 2018 to December 31, 2018 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and associated guidance issued by the Securities and Exchange Commission.
We are a global technology leader focused on developing intelligent solutions that allow customers to capture, analyze and act upon data seamlessly from edge to cloud. We enable customers to accelerate business outcomes by driving new business models, creating new customer and employee experiences, and increasing operational efficiency today and into the future. Our legacy dates back to a partnership founded in 1939 by William R. Hewlett and David Packard, and we strive every day to uphold and enhance that legacy through our dedication to providing innovative technological solutions to our customers.
Unless otherwise specified or unless the context otherwise requires, references to “we,” “us,” or “our” refer to HPE and its consolidated subsidiaries. Terms or phrases that are italicized the first time they appear in this report have the meanings given in Item 1.01 of Form SD.
Overview of our Conflict Minerals Program
As part of HPE’s commitment to sustainability, HPE’s suppliers are expected to conduct their worldwide operations in a socially and environmentally responsible manner pursuant to HPE’s Supply Chain Social and Environmental Responsibility Policy and HPE’s General Specification for the Environment Standards (available at https://h20195.www2.hpe.com/v2/Getdocument.aspx?docname=c04797673 and https://h20195.www2.hpe.com/v2/Getdocument.aspx?docname=c04862211&ENW respectively). Both policies contain a section on conflict minerals. HPE’s Supplier Social and Environmental Responsibility requirements, which include conflict minerals due diligence and reporting obligations, are incorporated into contracts with direct suppliers. HPE engages in ongoing supplier outreach and communications, addressing in particular the substance of our conflict minerals policy and our expectations and objectives with respect to conflict minerals.
HPE has been recognized as an industry leader for the company’s efforts to advance the use of responsibly sourced minerals, including those from the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”). Our goal is to improve the transparency of mineral sourcing within our supply chain while striving to achieve DRC conflict free sourcing for our products. Ultimately, we aim to improve conditions in the DRC, its adjoining countries, and other conflict-affected and high-risk areas. Because we believe it is important to avoid the economic and humanitarian impacts associated with an embargo of the DRC region, we continue to source – and do not prohibit our suppliers from sourcing – from the Covered Countries.
HPE is a member of the Responsible Minerals Initiative (“RMI”), which is instrumental in developing and advancing programs and tools such as the Responsible Minerals Assurance Program (“RMAP”) and the Conflict Minerals Reporting Template (the “Template”). Consistent with past years, HPE also participates in RMI’s Smelter Engagement team and Multi-Stakeholder group. In 2018, we facilitated direct outreach to more than 40 smelters and refiners (“SORs”) of gold or the derivatives tin, tantalum, or tungsten (collectively “3TG”) to encourage their involvement in RMAP and we began participating in RMI’s Single Point of Contact Program (“SPOC”). Through SPOC, HPE works closely with an eligible SOR, encouraging their participation in RMAP and supporting them through the pre-audit and audit process should they decide to participate. To increase SORs’ accessibility to, and participation in RMI’s RMAP audit program, in 2018, HPE made a financial contribution to RMI’s Initial Audit Fund for Participating Smelters, a fund that supports SORs with the costs of RMAP audits.
HPE continues to contribute financially to KEMET Corporation’s (“KEMET”) closed-loop tantalum supply chain by purchasing “conflict-free” tantalum capacitors. In 2018, HPE became one of the first donors outside of the DRC region to make a financial contribution to KEMET’s Friends of Kisengo Foundation, a nonprofit dedicated to effectively and sustainably improving the lives of people in the DRC through an integrated rural development program focusing on infrastructure, health, education, and environmental development. HPE’s contribution facilitated support for the educational needs of over 1500 children in the mining village of Kisengo, DRC for a month. Consistent with our disclosure for calendar year 2017, all tantalum smelters reported to be in the supply chain were conformant with RMAP1 in 2018.
HPE Products
Conflict minerals in the form of 3TG were necessary to the functionality or production of our products (i.e., were “necessary conflict minerals”). The products containing necessary conflict minerals that HPE manufactured or contracted to manufacture during 2018 are: 1) server, storage, and networking products and 2) certain accessories.
Design of Our Due Diligence Measures

We designed our due diligence measures to conform with applicable portions of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related Supplements (collectively, the “OECD Guidance”), which is a nationally or internationally recognized due diligence framework. The design of our due diligence measures reflects our individual facts and circumstances, our downstream position in the minerals supply chain, and the OECD recommendations for downstream actors with no direct relationships to SORs2. This design also includes the use of independent assessment programs to provide information about SORs.
Consistent with the OECD Guidance, the design of our due diligence has the following features:

(1)
Establishment of strong internal company management systems, including a conflict minerals policy[3]; a Conflict Minerals Program team with senior management support; a Supply Chain Transparency System[4]; engagement with 3TG Direct Suppliers[5] to communicate and reinforce our expectations with respect to necessary conflict minerals; a requirement that 3TG Direct Suppliers immediately begin transitioning all 3TG supply chains to SORs listed as participating in or successfully completing an independent assessment program (“Conflict-Free Smelters”) or encouraging their known smelters to participate in the RMAP; integration of supplier conflict minerals performance into sourcing decisions through the use of supplier scorecards and business unit reviews with key suppliers; use of internal performance metrics such as the number of supplier responses received and our progress toward internal goals; and a corporate grievance mechanism that is available internally and externally to report concerns, including those related to conflict minerals.

1 RMAP is an RMI program that uses an independent third-party audit of smelter and refiner management systems and sourcing practices to validate conformance with RMAP protocols and current global standards. The audit employs a risk-based approach to validate smelters’ company level management processes for responsible mineral procurement.
2 The OECD Guidance distinguishes between “upstream” and “downstream” actors. Upstream refers to the minerals supply chain from the mine to the smelter or refiner, and upstream companies include miners, local traders or exporters, international concentrate traders, and mineral re-processors. Downstream refers to the minerals supply chain from smelters and refiners to retailers and includes companies like HPE; it also includes metal traders, component manufacturers, product manufacturers, original equipment manufacturers and retailers.
3 HPE’s Supply Chain Social and Environmental Responsibility Policy and HPE’s General Specification for the Environment Standards both contain sections on conflict minerals.
4 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition 37-39 (2016). Specific recommendations for all downstream companies to establish a system of controls and transparency over the mineral supply chain: “Introduce a supply chain transparency system that allows the identification of the smelters/refiners in the company’s mineral supply chain through which the following information on the supply chain of minerals from “red flag locations of mineral origin and transit” should be obtained: the identification of all countries of origin, transport and transit for the minerals in the supply chains of each smelter/refiner.”
5 3TG Direct Suppliers are direct suppliers of materials, parts, components or products containing necessary conflict minerals.

(2)
Identification and assessment of risks in the supply chain, including through the Supply Chain Transparency System, the mechanism by which risks are identified and assessed in the supply chain. The system is designed to support the Conflict Minerals Program team in systematically surveying, collecting, and analyzing information relating to 3TG facilities[6]. In 2018, we developed a database to aid in the analysis of supplier reported data and to better understand where further attention is necessary.

(3)
Design and implementation of a strategy to respond to such risks as they are identified, including assessment of information on facilities’ due diligence practices, formulation of a risk management plan, and reporting to senior management. We directly contact smelters and refiners to request their participation in the RMAP.

(4)
Support of industry organizations to carry out independent third-party audits of facilities’ due diligence practices, including through our membership and active participation in RMI (member ID HPE), the industry initiative that conducts audits and assessments of facilities’ due diligence activities. We rely on the RMI program to determine if smelters and refiners reported by our suppliers are conformant with audit standards. To support the work of RMI, HPE contributes to RMI’s Initial Audit Fund for Participating Smelters, a fund that supports SORs with the costs of RMAP audits.

(5)	Annual reporting through this Conflict Minerals Report and in our annual Living Progress Report.

Description of Due Diligence Measures Performed

We undertook the following due diligence measures with respect to the source and chain of custody of necessary conflict minerals contained in our products:

•	compared reported 3TG facilities to the facilities that are listed by RMI as either RMAP Conformant or Active[7];

•
reached out (either directly or through a third party) to 3TG facilities with unknown sourcing to provide conflict minerals education, collect information (such as country of origin of necessary conflict minerals related to the supply chain for HPE’s products), or encourage participation in RMAP;

•
if any 3TG Direct Supplier reported to us a facility for which we had information that identified a relevant concern, then we asked the supplier to investigate whether or not that facility contributed 3TG to our products, and, if so, to take steps to remove the facility from our supply chain;

•	supported RMAP through our membership and participation in RMI;

•	encouraged 3TG facilities to join RMAP; and

•	asked HPE’s 3TG Direct Suppliers to encourage the facilities in their supply chain to join RMAP.

We reviewed the results of our due diligence with senior management, including the Senior Vice President & Chief Ethics and Compliance Officer.
Results
Below we set forth the results of our due diligence as well as our progress toward DRC conflict free products. We provide both a snapshot of our total progress as well as our progress with respect to each 3TG metal. Of the 302 3TG

6 3TG facilities are those entities reported by our 3TG Direct Suppliers that are also identified by RMI to be smelters, refiners, recyclers or scrap processors of conflict minerals.
7 RMI defines “active” as smelter or refiner facilities that are engaged in RMAP but not yet conformant.

facilities reported to us in 2018, as of April 5, 20198 (the “2019 Cut-Off Date”), 284, or 94% are now conformant, active, and/or are reasonably believed to provide only conflict minerals from recycled or scrap sources, or to source conflict minerals from outside the Covered Countries.
Due Diligence Results for 3TG Facilities
Our approach prioritizes smelter engagement and outreach, and when we learn of smelters that are not yet participating in an industry assessment program, we seek out and consider other credible sources of information on these smelters. Due to our position as a downstream company several tiers removed from smelters, our direct suppliers often cannot provide information on 3TG sourcing that is specific to HPE products; therefore, our ability to trace 3TG in our products to the smelter or mine level has limits; conversely, as further explained in Attachment B, the reported presence of a smelter in our suppliers’ supply chain does not necessarily mean that 3TG from that smelter was used in HPE products. Our results, accordingly, may fluctuate depending on the resources and abilities of our suppliers (and their suppliers), the economic leverage we can exercise in a particular scenario, and the quality of information available to us, among other factors.
We measure our results in part based on the number of all 3TG facilities reported to us by our supply chain that are listed as participating in, or that have successfully completed an independent assessment program. Because participation in an independent assessment program, such as RMAP, provides us (a downstream company) with a level of assurance of an upstream facility’s sourcing practices, we track and report on this participation. Where additional information is available to us as a result of our due diligence or RCOI efforts, we also consider whether any of the 3TG facilities not yet participating in an independent assessment program may nonetheless be providing minerals that are DRC conflict free because they are sourced from outside the Covered Countries or are exclusively derived from recycled or scrap sources.
Our suppliers reported 302 total 3TG facilities in 2018, 94% (284) of which (as of the 2019 Cut-Off Date) are conformant with or active with an independent assessment program, are believed to source from outside the Covered Countries, or are exclusively providing conflict minerals from recycled or scrap sources. Only 6% (18) of the supplier-reported 3TG facilities are facilities for which we have limited or no information on the sourcing of necessary conflict minerals (both because they are not yet participating in an independent assessment program and because we found no information giving us reason to believe they were sourcing from outside the Covered Countries or exclusively from recycled or scrap sources).
We received information identifying a potential concern with respect to six of the 3TG facilities that were reported by one 3TG Direct Supplier. Even though the information we received did not indicate that the facilities in question have any connection to armed conflict in the Covered Countries, we requested the supplier reporting these facilities to investigate the likelihood that the facilities contributed 3TG to our products. In parallel, we sought to either encourage the facilities’ participation in RMAP or to have the facilities removed from our supply chain, where applicable. While the supplier has so far been unable to rule out the possibility that these facilities contributed 3TG to HPE products, we understand that the facilities have been or are in the process of being removed from the supply chain.
Additional information on the status of individual 3TG facilities is provided in Attachment B.
Attachment A to this Conflict Minerals Report includes (to the extent information was available) the countries from which the supplier-reported 3TG facilities may have sourced necessary conflict minerals.
Attachment B to this Conflict Minerals Report sets forth the name and status of the supplier-reported 3TG facilities.

8 The “2019 Cut-Off Date” is the date by which HPE stops accepting new conflict minerals data from its 3TG Direct Suppliers and for purposes of identifying the RMAP status of smelters that have been identified in our supply chain.

Progress toward DRC Conflict Free by Metal
We also measure our progress toward DRC conflict free products by metal. Chart 1 further expands on our results by providing for each metal the number and percentage (as of the 2019 Cut-Off Date) of all supplier-reported 3TG facilities that were either RMAP conformant or active, and/or that we reasonably believe exclusively source conflict minerals from recycled or scrap sources or from outside of the Covered Countries. Again in 2018, all of the tantalum smelters reported to be in our supply chain are conformant with RMAP.
Chart 1 Progress toward DRC Conflict Free by Metal

	Supplier-Reported	Progress toward DRC Conflict	Percentage
	3TG Facilities	Free
Tantalum Facilities	40	40	100%
Tin Facilities	78	76	97%
Tungsten Facilities	42	41	98%
Gold Facilities	142	127	89%
Total	302	284	94%

Efforts to Determine the Mine or Location of Origin with Greatest Possible Specificity
As a downstream actor, we rely upon independent assessment programs to collect and review the majority of the upstream information, such as the mine or location of origin of necessary conflict minerals. Consistent with the key role set forth by the OECD Guidance for a downstream actor like us, our efforts to facilitate upstream mine or location of origin determinations were focused on support of independent assessment programs such as RMAP.
To determine the mine or location of origin of necessary conflict minerals, or to facilitate such determinations by independent assessment programs, we:

•
surveyed 3TG Direct Suppliers during the reporting period of this Conflict Minerals Report using the Template (which included questions about the mine or location of origin) and required those suppliers to make similar efforts to survey their supply chains using the Template;

•	reviewed information obtained through those surveys on 3TG facilities, and any mine or location of origin information if it was provided; and

•
assessed any information on countries of origin available through our membership in RMI for 3TG facilities. (As part of the RMAP audit protocol, the independent auditor makes an examination of the countries of origin and the location of the mine, even if the specific mine or location of origin for these minerals within a given country is not provided to RMI members).

Steps to Further Mitigate Risk and Improve Due Diligence in 2019
We plan to continue the activities described in “Design of Our Due Diligence Measures” and “Description of Due Diligence Measures Performed” in our journey to achieve DRC conflict free status for our products. This includes the following steps to mitigate further any risk that necessary conflict minerals in our products finance or benefit an armed group:

•	engage with 3TG Direct Suppliers to update information provided to us;

•	repeat our request that 3TG Direct Suppliers encourage facilities they have identified in their supply chains to join the RMAP; and

•	support the development of RMAP, including outreach efforts to encourage participation in the program.

Attachment A
Countries of Origin
Based on information available from RMI as of the 2019 Cut-Off Date and additional research by our external expert consultant, we believe that the countries of origin of the necessary conflict minerals from supplier-reported
3TG facilities may include the following countries.

Covered Countries	Outside Covered Countries
Burundi	Argentina
Congo, Democratic Republic of the	Armenia
Rwanda	Australia
Tanzania	Austria
Uganda	Azerbaijan
Zambia	Bahamas
Barbados
Belarus
Belgium
Benin
Bolivia
Bosnia and Herzegovina
Botswana
Brazil
Bulgaria
Burkina Faso
Cambodia
Cameroon
Canada
Chile
China
Colombia
Croatia
Curacao (Dutch Antilles)
Cyprus
Czech Republic
Denmark
Dominican Republic
Ecuador
Egypt
El Salvador
Eritrea
Estonia
Ethiopia
Fiji
Finland
France

Gabon
Gambia, The
Georgia
Germany
Ghana
Greece
Guatemala
Guinea
Guyana
Honduras
Hong Kong
Hungary
Iceland
India
Indonesia
Iran[9]
Ireland
Israel
Italy
Ivory Coast
Japan
Jordan
Kazakhstan
Kenya
Korea, Republic of
Kosovo
Kuwait
Kyrgyzstan
Laos
Latvia
Lebanon
Liberia
Libya
Liechtenstein
Lithuania
Luxembourg
Macau
Madagascar
Malaysia
Mali
Malta
Mauritania
[9] Minerals from this country were substantially transformed before being incorporated into finished products. Such a substantial transformation of the minerals happened outside of the United States in a third country by a person other than a United States person.

Mauritius
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Caledonia
New Zealand
Nicaragua
Niger
Nigeria
Norway
Pakistan
Panama
Papua New Guinea
Peru
Philippines
Poland
Portugal
Puerto Rico
Romania
Russian Federation
San Marino
Saudi Arabia
Senegal
Serbia
Sierra Leone
Singapore
Slovakia
Slovenia
Solomon Islands
South Africa
Spain
Suriname
Swaziland
Sweden
Switzerland
Taiwan
Tajikistan
Thailand
Togo
Trinidad and Tobago
Tunisia
Turkey
Ukraine

United Arab Emirates
United Kingdom of Great Britain
United Kingdom of Great Britain and Northern Ireland
United States of America
Uruguay
Uzbekistan
Vatican City
Venezuela
Vietnam
Yemen
Zimbabwe

Attachment B
3TG Facility List
This 3TG Facility List sets forth the name, location and status of all of the 302 3TG facilities our suppliers reported to us. It is the result of our review of data from several sources, including information reported to us by 3TG Direct Suppliers, obtained through supplemental engagement with certain 3TG facilities, and from RMI. Inclusion on this list is not necessarily an indication that any particular facility supplies materials that are ultimately incorporated into HPE products. In many cases facility information was provided to us for the entire supply chain of 3TG Direct Suppliers, and did not identify with specificity those 3TG facilities believed to contribute necessary conflict minerals to any of our products.

Metal	Facility Name[10]	Facility Location[11]	Status[12]
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Non Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Active

[10] Entities that have been reported to us by our 3TG Direct Suppliers as part of their supply chain for conflict minerals and that are recognized by RMI (as of the 2019 Cut-Off Date) to be smelters, refiners, recyclers or scrap processors of conflict minerals (i.e., the “3TG facilities”). The facility names are listed as they appear on the RMI Smelter Database. A company appears more than once if it was reported to us for more than one facility (i.e., smelter, refiner, recycler or scrap processor) that is processing different types of minerals or metals.
[11] The facility locations are listed as they appear for each of the 3TG facilities on the RMI Smelter Database.
[12] Conformant refers to 3TG facilities that are listed by RMI (as of the 2019 Cut-Off Date) as (a) conformant with RMAP protocols or (b) certified or accredited by a similar independent assessment program such as the Responsible Jewellery Council’s (RJC) Chain-of-Custody Certification Program, or the London Bullion Market Association’s (LBMA) Responsible Gold Programme. Active refers to smelter or refiner facilities that are engaged in RMAP but not yet conformant (as of the 2019 Cut-Off Date). Non Conformant refers to facilities that are non conformant to the RMAP standard (as of the 2019 Cut-Off Date). We have reason to believe that none of the non conformant facilities source from the Covered Countries; two of the four non conformant facilities are 100% recyclers. Not yet participating refers to 3TG facilities that are not engaged with an independent assessment program.

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	Caridad	MEXICO	Not yet participating
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not yet participating
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Active
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not yet participating
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not yet participating
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Not yet participating
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not yet participating*
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Not yet participating
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not yet participating
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not yet participating
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not yet participating
Gold	Guangdong Jinding Gold Limited	CHINA	Not yet participating
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not yet participating
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
Gold	Morris and Watson	NEW ZEALAND	Not yet participating
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not yet participating
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Not yet participating
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not yet participating
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Not yet participating
Gold	Safimet S.p.A	ITALY	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	Not yet participating*
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Not yet participating
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not yet participating
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant

Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Not yet participating*
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not yet participating*
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not yet participating
Gold	Lingbao Gold Co., Ltd.	CHINA	Not yet participating
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not yet participating
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not yet participating
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Active
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not yet participating
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Not yet participating
Gold	Sai Refinery	INDIA	Not yet participating
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not yet participating
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Sudan Gold Refinery	SUDAN	Not yet participating*
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not yet participating
Gold	Tony Goetz NV	BELGIUM	Non Conformant*
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Not yet participating
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not yet participating
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not yet participating
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Active
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Non Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not yet participating
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant

Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Dua Sekawan	INDONESIA	Conformant
Tin	CV Gita Pesona	INDONESIA	Conformant
Tin	CV United Smelting	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	Pongpipat Company Limited	MYANMAR	Not yet participating
Tin	Estanho de Rondonia S.A.	BRAZIL	Not yet participating
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	Conformant
Tin	PT Inti Stania Prima	INDONESIA	Conformant
Tin	PT Karimun Mining	INDONESIA	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Panca Mega Persada	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Super Ligas	BRAZIL	Not yet participating
Tin	Thaisarco	THAILAND	Conformant

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not yet participating
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not yet participating
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not yet participating
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Active
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
* Denotes facilities that have been or are in the process of being removed from the supply chain